                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)



                                                           April 30,           January 31,             April 30,
                                                                2001                  2001                  2000
                                                    -----------------    ------------------    ------------------
ASSETS

Current assets:
Cash and cash equivalents                           $        124,695     $         195,613     $         199,167
Accounts receivable, net                                      94,011               106,988               106,423
Inventories, net                                             665,893               653,103               525,609
Deferred income taxes                                         37,927                28,069                35,005
Prepaid expenses and other current assets                     36,715                22,458                26,591
                                                        -------------        --------------        --------------

Total current assets                                         959,241             1,006,231               892,795

Property, plant and equipment, net                           444,489               423,244               326,368
Deferred income taxes                                          4,917                 7,282                 6,141
Other assets, net                                            138,187               132,969               132,336
                                                        -------------        --------------        --------------

                                                     $     1,546,834     $       1,569,726     $       1,357,640
                                                        =============        ==============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                                $        33,933     $          28,778     $          28,964
Obligation under capital lease                                41,581                40,747                     0
Accounts payable and accrued liabilities                     162,942               189,531               178,897
Income taxes payable                                          21,794                42,085                25,146
Merchandise and other customer credits                        36,135                36,057                30,060
                                                        -------------        --------------        --------------

Total current liabilities                                    296,385               337,198               263,067

Long-term debt                                               236,141               242,157               250,179
Postretirement/employment benefit obligations                 27,030                26,134                23,924
Other long-term liabilities                                   37,596                37,368                33,854
Stockholders' equity                                         949,682               926,869               786,616
                                                        -------------        --------------        --------------

                                                     $     1,546,834     $       1,569,726     $       1,357,640
                                                        =============        ==============        ==============

Certain reclassifications were made to the prior periods' condensed consolidated balance sheets.



                                       5